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                                                                       EXHIBIT 5

               [Housley Kantarian & Bronstein, P.C. Letterhead]

                                 July 18, 1997



Board of Directors
Community National Corporation
19 Natchez Trace Drive
Lexington, Tennessee 38351

         RE:     Registration Statement on Form SB-2

Ladies and Gentlemen:

         You have requested our opinion as special counsel to Community National Corporation (the "Corporation") in connection with the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"). The Registration Statement relates to shares of common stock of the Corporation (the "Common Stock") to be issued in connection with the conversion of Lexington First Federal Mutual Holding Company from mutual form to an interim stock savings bank, its subsequent merger with and into Lexington First Federal Savings Bank (the "Bank") with the Bank as the surviving entity and the subsequent reorganization of the Bank as a wholly owned subsidiary of the Corporation (collectively the "Stock Conversion and Reorganization").

         In rendering this opinion, we understand that the Common Stock will be offered and sold in the manner described in the Prospectus which is a part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, it is our opinion that the shares of Common Stock will, when issued and sold as contemplated by the Registration Statement, be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading "Legal Matters."

                                        HOUSLEY KANTARIAN & BRONSTEIN, P.C.



                                        By: /s/ Howard S. Parris
                                            -------------------------------
                                             Howard S. Parris